AMENDMENT TO CUSTODY AGREEMENT

This Amendment to the Custody Agreement (defined below) is made as of October 1, 2013 by and between each investment company identified on Schedule 1 hereto, as such Schedule may be amended from time to time (each such investment company and each investment company made subject to the Custody Agreement in accordance with Section 10.12 thereof, the "Fund"), and The Bank of New York Mellon (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement.

WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of January 1, 2011 (as amended, restated, supplemented or otherwise modified, the "Custody Agreement"); and

WHEREAS, the Fund and Dreyfus Transfer, Inc. ("DTI") entered into a Transfer Agency Agreement dated as of May 29, 2012 (as amended, restated, supplemented or otherwise modified), pursuant to which DTI performs or will perform, among other services, certain cash management and related services.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Custody Agreement, pursuant to the terms thereof, as follows:

I.	Section 6.2 of the Custody Agreement is hereby deleted in its entirety and replaced with the following:

"6.2 Shareholder Draft Processing Agreement; Transfer Agency Agreement. With regard to any Fund that is not a closed-end Fund, the parties acknowledge that their respective obligations with regard to the redemption of shares in connection with the processing of shareholder redemption drafts issued by certain Funds are set forth in a Shareholder Draft Processing Agreement between the Fund and the Custodian, dated as of October 1, 2013 (as amended, restated, supplemented or otherwise modified). Other matters relating to obligations with regard to the sale and redemption of shares issued by the Fund, and the payment of Fund dividends and distributions, are set forth in a Transfer Agency Agreement between the Fund and Dreyfus Transfer, Inc. dated as of May 29, 2012 (as amended, restated, supplemented or otherwise modified)."

II. The parties hereby acknowledge that the reference to "Schedule A" in the Custody Agreement that appears above the signature line for the authorized officer of the Funds is understood to refer to Schedule 1 thereto, which is replaced by Schedule 1 hereto.

III. Continuing Agreement. Except as expressly amended by this Amendment, the provisions of the Custody Agreement shall remain in full force and effect.

IV. New York Law To Apply. This Amendment shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflicts of law provisions.

V. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

THE BANK OF NEW YORK MELLON			THE FUNDS LISTED ON SCHEDULE 1
OTHER THAN BNY MELLON FUNDS
TRUST

By:	/s/ Kelly Carroll		By:	/s/ Bradley J. Skapyak
	Name:	Kelly Carroll		Name:	Bradley J. Skapyak
	Title:	Vice President		Title:	President

BNY MELLON FUNDS TRUST

			By:	/s/ David K. Mossman
				Name:	David K. Mossman
				Title:	President

SCHEDULE 1

FUNDS

Name of Fund
and each Series of the Fund (if any)

Advantage Funds, Inc.
Dreyfus Global Absolute Return Fund
Dreyfus Global Dynamic Bond Fund
Dreyfus Global Real Return Fund
Dreyfus International Value Fund
Dreyfus Opportunistic Midcap Value Fund
(formerly, Dreyfus Midcap Value Fund)
Dreyfus Opportunistic Small Cap Fund
(formerly, Dreyfus Small Company Value Fund)
Dreyfus Opportunistic U.S. Stock Fund
Dreyfus Strategic Value Fund
Dreyfus Structured Midcap Fund
Dreyfus Technology Growth Fund
Dreyfus Total Emerging Markets Fund
Global Alpha Fund
BNY Mellon Funds Trust
BNY Mellon Asset Allocation Fund
(formerly, BNY Mellon Balanced Fund)
BNY Mellon Bond Fund
BNY Mellon Corporate Bond Fund
BNY Mellon Emerging Markets Fund
BNY Mellon Focused Equity Opportunities Fund
BNY Mellon Income Stock Fund
BNY Mellon Intermediate Bond Fund
BNY Mellon International Appreciation Fund
BNY Mellon International Fund
BNY Mellon International Equity Income Fund
BNY Mellon Large Cap Market Opportunities Fund
BNY Mellon Large Cap Stock Fund
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Money Market Fund
BNY Mellon Mid Cap Multi-Strategy Fund
(formerly, BNY Mellon Mid Cap Stock Fund)
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY Mellon Small Cap Multi-Strategy Fund
(formerly, BNY Mellon Small Cap Stock Fund)
BNY Mellon Small/Mid Cap Fund
BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund
CitizensSelect Funds
CitizensSelect Prime Money Market Fund
CitizensSelect Treasury Money Market Fund

Schedule 1 - 1

Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
Dreyfus Cash Management
Dreyfus Floating Rate Income Fund
The Dreyfus Fund Incorporated
Dreyfus Funds, Inc.
Dreyfus Mid-Cap Growth Fund
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Prime Cash Management
Dreyfus Growth and Income Fund, Inc.
Dreyfus High Yield Strategies Fund (closed-end fund)
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
Dreyfus Institutional Cash Advantage Funds
Dreyfus Institutional Cash Advantage Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Reserves Treasury Prime Fund
Dreyfus Institutional Reserves Treasury Fund
Dreyfus Institutional Reserves Money Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
Dreyfus Brazil Equity Fund
Dreyfus Emerging Markets Fund
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Intermediate Term Income Fund
Dreyfus Short Term Income Fund
Dreyfus Investment Funds
Dreyfus/The Boston Company Small Cap Value Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus/The Boston Company Emerging Markets Core Equity Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Dreyfus/Newton International Equity Fund
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
The Dreyfus/Laurel Funds, Inc.
Dreyfus AMT-Free Municipal Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus Bond Market Index Fund
Dreyfus Core Equity Fund
Dreyfus Disciplined Stock Fund

Schedule 1 - 2

Dreyfus Money Market Reserves
Dreyfus Opportunistic Emerging Markets Debt Fund
Dreyfus Opportunistic Fixed Income Fund
(formerly, Dreyfus Strategic Income Fund)
Dreyfus Tax Managed Growth Fund
Dreyfus U.S. Treasury Reserves
The Dreyfus/Laurel Funds Trust
Dreyfus Emerging Markets Debt Local Currency Fund
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus High Yield Fund
Dreyfus International Bond Fund
The Dreyfus/Laurel Tax-Free Municipal Funds
Dreyfus BASIC New York Municipal Money Market Fund
Dreyfus Liquid Assets, Inc.
Dreyfus Manager Funds I
Dreyfus Research Long/Short Equity Fund
Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus Municipal Bond Infrastructure Fund, Inc. (closed-end fund)
Dreyfus Municipal Bond Opportunity Fund
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municipal Bond Fund
Dreyfus BASIC Municipal Money Market Fund
Dreyfus High Yield Municipal Bond Fund
Dreyfus Municipal Income, Inc. (closed-end fund)
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York AMT-Free Municipal Money Market Fund
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Opportunity Funds
Dreyfus Natural Resources Fund
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
Dreyfus California AMT-Free Municipal Bond Fund
Dreyfus Premier GNMA Fund, Inc.
Dreyfus GNMA Fund
Dreyfus Premier Investment Funds, Inc.
Dreyfus Diversified International Fund
Dreyfus Emerging Asia Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Greater China Fund
Dreyfus India Fund
Dreyfus Large Cap Growth Fund
Dreyfus Large Cap Equity Fund
Dreyfus Satellite Alpha Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.

Schedule 1 - 3

Dreyfus Worldwide Growth Fund

Dreyfus Research Growth Fund, Inc.
Dreyfus Short-Intermediate Government Fund
The Dreyfus Socially Responsible Growth Fund, Inc.
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut Fund
Dreyfus Massachusetts Fund
Dreyfus Pennsylvania Fund
Dreyfus Stock Funds
Dreyfus International Equity Fund
Dreyfus Small Cap Equity Fund
Dreyfus Stock Index Fund, Inc.
Dreyfus Strategic Municipal Bond Fund, Inc.
Dreyfus Strategic Municipals, Inc.
Dreyfus Tax Exempt Cash Management Funds
Dreyfus California AMT-Free Municipal Cash Management
Dreyfus New York AMT-Free Municipal Cash Management
Dreyfus Tax Exempt Cash Management
The Dreyfus Third Century Fund, Inc.
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
Appreciation Portfolio
Opportunistic Small Cap Fund
(formerly, Developing Leaders Portfolio)
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Money Market Portfolio
Quality Bond Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
General New York Municipal Money Market Fund
Strategic Funds, Inc.
Dreyfus Active MidCap Fund
Dreyfus Conservative Allocation Fund
Dreyfus Growth Allocation Fund
Dreyfus Moderate Allocation Fund
Dreyfus Select Managers Small Cap Growth Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Global Stock Fund
International Stock Fund

Schedule 1 – 4